State of Delaware
Secretary of State
Division of Corporations
Delivered 05:22 PM 05/28/2013
FILED 04:34 PM 05/28/2013
SRV 130671393 - 3202113 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of GenOn Northeast Generation, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "First" so that, as amended, said Article shall be and read as follows:

The name of the Corporation is: NRG Northeast Generation, Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 21 day of May, 2013.

By: [signature]
Authorized Officer

Title: Vice President

Name: Jannetta Thomas
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:06 PM 01/04/2011
FILED 04:06 PM 01/04/2011
SRV 110002078 - 3202113 FILE

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION OF

RRI ENERGY NORTHEAST GENERATION, INC.

Pursuant to Sections 242 and 228 of the General Corporation Law of the State of Delaware

---

RRI Energy Northeast Generation, Inc., a Delaware corporation (hereinafter called the "Corporation"), does hereby certify as follows:

FIRST: Article FIRST of the Corporation's Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

> FIRST: The name of the corporation is GenOn Northeast Generation, Inc. (hereinafter the "Corporation").

SECOND: The foregoing amendment was duly adopted in accordance with Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name this 4th day of January, 2011.

RRI ENERGY NORTHEAST GENERATION, INC.

By: /s/ Steven B. Nickerson
Name: Steven B. Nickerson
Title: Senior Vice President and Deputy General Counsel

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:00 AM 05/01/2009
FILED 09:08 AM 05/01/2009
SRV 090418080 - 3202113 FILE

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF

Reliant Energy Northeast Generation, Inc.

It is hereby certified that:

1. The name of the corporation (hereinafter called the "corporation") is Reliant Energy Northeast Generation, Inc.

2. The certificate of incorporation of the corporation is hereby amended by striking out Article **FIRST** thereof and by substituting in lieu of said Article the following new Article:

> **FIRST:** The name of the corporation (hereinafter called the "corporation")
> is RRI Energy Northeast Generation, Inc.

3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4. The effective date and time of this filing is May 2, 2009, 12:01 A.M. EST.

Authorized Officer

Allison B. Cunningham

Certificate of Incorporation

of

Reliant Energy Northeast Generation, Inc.

FIRST: The name of the Corporation is Reliant Energy Northeast Generation, Inc. (hereinafter the "Company").

SECOND: The address of the registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Zip Code 19801, and the name of the registered agent of the Company at such address is The Corporation Trust Company.

THIRD: The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

FOURTH: The total number of shares of all classes of stock which the Company shall have authority to issue is 1,000 shares of common stock, par value $1.00 per share ("Common Stock"). Each share of Common Stock shall entitle the holder thereof to one vote on each matter voted upon by the stockholders of the Company. Shares of Common Stock may be issued for such consideration and for such corporate purposes as the Board of Directors of the Company (the "Board of Directors") may from time to time determine.

FIFTH: The name and address of the incorporator is:

<u>Name</u>	<u>Address</u>
Richard B. Dauphin	1111 Louisiana Houston, Texas 77002

SIXTH: The powers of the incorporator are to terminate upon the filing of the Certificate of Incorporation with the office of the Secretary of State of the State of Delaware. The person whose name and mailing address is set out immediately below is to serve as the sole director of the Company until the first annual meeting of stockholders or until his successor or successors are elected and qualify:

<u>Name</u>	<u>Address</u>
Joe Bob Perkins	1111 Louisiana Houston, Texas 77002

SEVENTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Company, and for further definition, limitation, and regulation of the powers of the Company and of its directors and stockholders.

(a) The business and affairs of the Company shall be managed by or under the direction of the Board of Directors except as otherwise provided by law.

(b) The number of directors of the Company shall be as from time to time fixed by, or in the manner provided in, the Bylaws of the Company (the "Bylaws"). Election of directors need not be by written ballot unless the Bylaws so provide.

(c) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby authorized to exercise all such powers and do all such acts and things as may be exercised or done by the Company, subject, nevertheless, to the provisions of the statutes of the State of Delaware, this Certificate of Incorporation, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws thereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

(d) In furtherance of, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend, change, add to, or repeal the Bylaws of the Company.

EIGHTH: Meetings of the stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Company may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

NINTH: A director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

(a) for any breach of the director's duty of loyalty to the Company or its stockholder or stockholders;

(b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(c) under Section 174 of the DGCL, as the same exists or hereafter may be amended; or

(d) for any transaction from which the director derived an improper personal benefit.

If the DGCL is amended after the date of filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting of the personal liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. Any repeal or modification of this ARTICLE NINTH by the stockholders of the Company shall be prospective

only, and shall not adversely affect any limitation on the personal liability of a director of the Company existing at the time of such repeal or modification.

TENTH: Whenever a compromise or arrangement is proposed between the Company and its creditors or any class of them and/or between the Company and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Company or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Company under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Company under the provisions of Section 279 of the DGCL, order a meeting of the creditors or class of creditors, and/or the stockholders or a class of stockholders of the Company as the case may be, agree to any compromise or arrangement and to any reorganization of the Company as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all of the creditors or class of creditors, and/or the stockholders or a class of stockholders of the Company as the case may be, and also on the Company.

ELEVENTH: The Company reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

I, the undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file, and record this Certificate of Incorporation, do certify that the facts herein stated are true and accordingly, have hereunto set my hand this 28th day of March, 2000.

Richard B. Dauphin